SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  February 22, 2007

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2007, the employment and change of control agreement of Scott M. Cattanach, Vice President, Secretary, and Treasurer of PSB Holdings, Inc. (“PSB”) was amended to provide for a term ending on June 30, 2009, followed by automatic extensions of one year until Mr. Cattanach’s 66th birthday unless either party gives notice to the other at least 90 days prior to expiration of any term that the automatic renewals shall cease.  The agreement was also amended to provide that Mr. Cattanach is entitled to receive a change of control severance benefit of three-times his base salary (but in no event will any amount be paid if it is an “excess parachute payment” under Section 280G of the Internal Revenue Code).  A “change of control” is defined in the agreement as:

•

the acquisition of 30% or more of the PSB’s common stock by a person or group (excluding stock acquired by an employee benefit plan sponsored by PSB);

•

a change in the composition of the board of directors of PSB so that the incumbent directors on the effective date of the agreement or plan (or directors approved by the incumbent directors) no longer constitute a majority of the directors;

•

a transaction in which PSB’s shareholders will beneficially own less than 60% of the shares of the new combined entity; and

•

the liquidation or dissolution of PSB.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Amendment No. 2 to Employment and Change of Control Agreement with Scott M. Cattanach dated February 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  February 22, 2007

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated February 22, 2007

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

10.1

Amendment No. 2 to Employment and Change of Control Agreement with Scott M. Cattanach dated February 22, 2007